UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2021
 Newpark Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard,	Suite 100
The Woodlands,	Texas	77381
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (281) 362-6800

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 23, 2021, Newpark Resources, Inc. (the “Company”) issued a press release announcing, among other things, that Paul L. Howes, President and Chief Executive Officer of the Company, intends to retire on February 28, 2022 (the “Retirement Date”) as an officer of the Company. No decision has been made as to whether Mr. Howes will remain on the Board after his retirement. Effective September 1, 2021, Mr. Howes’ title will change from “President and Chief Executive Officer” to “Chief Executive Officer”.
The Company also announced that Matthew Lanigan, 50, will ultimately succeed Mr. Howes as President and Chief Executive Officer of the Company effective immediately following the retirement of Mr. Howes as an officer of the Company. In the meantime, Mr. Lanigan has been promoted to President and Chief Operating Officer of the Company effective September 1, 2021, and he will continue to report to Mr. Howes until Mr. Howes’ retirement as an officer of the Company. Mr. Lanigan and the Company entered into an amendment to his employment agreement on August 17, 2021 to evidence his promotion, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. Mr. Lanigan has served as Vice President of the Company and President of Newpark Industrial Solutions since April 2016. From April 2014 to June 2015, Mr. Lanigan served as a Managing Director of Custom Fleet Services in Australia for GE Capital Corporation, a financial services unit of General Electric. From September 2010 to March 2014, he served as Commercial Excellence Leader in the Asia Pacific for GE Capital. Previous to September 2010, Mr. Lanigan held various executive positions in marketing and sales for GE Capital Corporation.
As President and Chief Operating Officer of the Company, Mr. Lanigan will receive an annual base salary of $450,000 starting on September 1, 2021 and will be eligible for an annual cash incentive target opportunity for the remainder of 2021 equal to 75% of his base salary for that period. Additionally, the Compensation Committee approved on August 17, 2021 a restricted stock unit award consisting of 100,000 restricted stock units that will be granted to Mr. Lanigan on September 1, 2021 and will vest ratably over the next three years on September 1, 2022, September 1, 2023 and September 1, 2024.
Ms. Lori Briggs will succeed Mr. Lanigan as Vice President of the Company and President of Newpark Industrial Solutions effective September 1, 2021, and she will continue to report to Mr. Lanigan. Ms. Briggs, 49, joined Newpark in October 2017 as Senior Director, Business Transformation & Integration of the Company. Ms. Briggs was promoted to the position of Vice President of Marketing for Newpark Industrial Services in January 2021. From October 2015 to October 2017, Ms. Briggs served as a Global Pricing Leader in Houston, Texas for GE Oil and Gas, an energy subsidiary of General Electric. For the ten years prior to October 2015, Ms. Briggs held various management positions in marketing and sales for GE Capital.
As Vice President of the Company and President of Newpark Industrial Solutions, Ms. Briggs will receive an annual base salary of $350,000 starting on September 1, 2021 and will be eligible for an annual cash incentive target opportunity for the remainder of 2021 equal to 70% of her base salary for that period. Additionally, the Compensation Committee approved on August 19, 2021 a restricted stock unit award consisting of 50,000 restricted stock units that will be granted to Ms. Briggs on September 1, 2021 and will vest ratably over the next three years on September 1, 2022, September 1, 2023 and September 1, 2024. In connection with her appointment as an officer of the Company, Ms. Briggs entered into an Indemnification Agreement, which requires the Company to indemnify Ms. Briggs to the fullest extent permitted by applicable law against liability that may arise by reason of her service as an officer of the Company, and to advance certain expenses incurred as a result of any proceeding against her as to which she could be indemnified.
The foregoing description of the Indemnification Agreement is not complete and is qualified in its entirety to the form of Indemnification Agreement, which is incorporated by reference herein to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed on July 25, 2014.
Mr. Howes and the Company have entered into a Retirement and Restrictive Covenant Agreement and General Release, dated August 17, 2021 (the “Retirement Agreement”) to specify the terms of his retirement as an officer of the Company. The terms of the Retirement Agreement are consistent with the terms set forth in the Newpark Resources, Inc. Retirement Policy for U.S. Employees, as amended, which was approved and adopted on April 6, 2015, and subsequently amended on May 20, 2020 (as amended, the “Retirement Policy”). Prior to his Retirement Date, Mr. Howes will continue to serve as the Company’s Chief Executive Officer and will (1) continue to receive an annual base salary of $828,000, (2) remain eligible for annual bonuses, which shall be pro-rated for any portion of the partial fiscal year ending on his Retirement Date and payable based on actual performance, and (3) remain eligible for participation in the Company’s 401(k), welfare, deferred compensation and other plans pursuant to the terms of such plans.
Following his retirement as an officer of the Company, or in the event of his death prior to his Retirement Date, Mr. Howes will be entitled pursuant to the Retirement Agreement and the Retirement Policy to (1) receive his annual bonus, prorated for any portion of the partial fiscal year ending on his Retirement Date and payable based on actual performance, (2) exercise outstanding stock options issued prior to April 6, 2015 for two years (or if earlier, the expiration of the options) and exercise options issued on and after April 6, 2015 until their stated expiration date, (3) continued vesting of restricted stock units granted at least six months prior to the Retirement Date upon the original vesting schedule, (4) receive a prorated cash payment for performance-based cash awards awarded prior to November 20, 2019, subject to all terms (other than continued employment) and performance goals contained in the cash awards, (5) receive a cash payment, without proration, for outstanding performance-based cash awards awarded on or after November 20, 2019, subject to all terms (other than continued employment) and performance goals contained in the cash awards. The Company also agreed to provide continued maintenance of directors and officers liability insurance coverage.
The Retirement Agreement contains certain restrictive covenants and confidentiality provisions, including non-compete and non-solicitation obligations continuing for 24 months after Mr. Howes retires as an officer of the Company. The Retirement Agreement also contains a release of claims against the Company and its affiliates, officers and employees.
The description of the Retirement Agreement set forth above is qualified in its entirety by the Retirement Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.
On August 19, 2021, the Compensation Committee of the Board of Directors of the Company approved a cash retention award for each of Messrs. Gregg Piontek and David Paterson in the amount of $500,000 and a cash retention award for Mr. Chipman Earle in the amount of $250,000. Each such cash retention award will be granted on September 1, 2021 and will vest on September 1, 2023, or earlier upon grantee’s termination without cause, death, or disability. The description of these cash retention awards set forth above is qualified in its entirety by the Form of Cash Retention Award Agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.
Item 7.01     Regulation FD Disclosure.
On August 23, 2021, the Company issued a press release announcing, among other things, Mr. Howes’ upcoming retirement and the related promotions of Mr. Lanigan and Ms. Briggs, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, which is incorporated by reference herein.
The information in the press release is being furnished, not filed, pursuant to Item 7.01. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Employment Agreement dated August 17, 2021, between Newpark Resources, Inc. and Matthew Lanigan
10.2	Retirement and Restrictive Covenant Agreement and General Release dated August 17, 2021, between Newpark Resources, Inc. and Paul L. Howes
10.3	Form of Cash Retention Award Agreement dated August 17, 2021
99.1	Press Release issued by Newpark Resources, Inc. on August 23, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
(Registrant)

Date:	August 23, 2021	By:	/s/ E. Chipman Earle
E. Chipman Earle
Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary